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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: October 23, 2001

                            HMG WORLDWIDE CORPORATION
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             (Exact name of Registrant as specified in its charter)
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

             Delaware                              0-13121                            13-3402432
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
  (State or other jurisdiction           (Commission File No.)                         (Employer
       of incorporation)                                                           Identification No.)
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             475 Tenth Avenue, 12th Floor, New York, New York    10018
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               (Address of principal executive offices)        (Zip Code)


       Registrant's telephone number, including area code: (212) 736-2300
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ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

On October 23, 2001, the Company and certain of its wholly owned subsidiaries (collectively, the "Debtors") filed voluntary petitions seeking protection under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York.

The Debtors intend to propose a plan or plans of reorganization pursuant to Chapter 11 of the Bankruptcy Code.

The Company's press release dated October 23, 2001 is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

99.1 - Press Release dated October 23, 2001 issued by the Company.





                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: November 15, 2001                             HMG WORLDWIDE CORPORATION
                                                     (Registrant)


                                                     By: /s/  L. Randy Riley
                                                     --------------------------
                                                     L. Randy Riley
                                                     President



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Exhibit 99.1 - -  Press Release dated October 23, 2001 issued by the Company


HMG WORLDWIDE CORPORATION SEEKS PROTECTION TO REORGANIZE UNDER VOLUNTARY CHAPTER 11 FILING

NEW YORK--(BUSINESS WIRE)--Oct. 23, 2001--HMG Worldwide Corporation (Nasdaq:HMGC
- news) today announced that the Company, along with certain of its subsidiaries, has voluntarily filed for protection under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of New York. The Company intends to utilize the Chapter 11 process to develop and implement a reorganization plan.

The purpose of any reorganization plan would be to provide the Company with improved financial flexibility. The Company intends to seek Debtor-in-Possession financing to enable it to complete the process of exiting the manufacturing portions of its businesses and reorganize as a service company focused on adding value to the in-store marketing efforts of mass retailers and branded consumer manufacturers through its marketing, design, engineering, and project management core competencies. The Company will seek to implement a new outsourcing business model relying on a Manufacturing and Distribution Agreement with Leggett & Platt (NYSE:LEG news) along similar lines to the agreement announced on August 20, 2001.

HMG has hired Getzler & Co., Inc., a management consultant, to help supervise the reorganization of the company. Mr. Mark Samson, Senior Vice President for Getzler, will be leading this effort as he takes on the role of Chief Reorganization Officer for HMG during the ensuing months.

Any plan of reorganization must be confirmed by the Bankruptcy Court following a vote on such plan by certain creditors and stockholders. HMG has not yet submitted a plan.


About HMG Worldwide Corporation

Headquartered in New York City with operations in Reading, Pennsylvania, Chicago and Toronto, HMG Worldwide Corporation has spent the past 35 years committed to creating in-store merchandising programs for many of the world's largest consumer goods manufacturers and retailers, including Walgreens, CVS, Wal-Mart, Kmart, Target, Home Depot, Lowes, Procter & Gamble, Nestle, Chanel, Krispy Kreme, Bristol-Meyers Squibb, Sony, Microsoft, Walden Books, Just For Feet, Sara Lee Foods, L'eggs (invented original `egg' displays), Pillsbury, Astoria Federal Bank, and many others. Through the unique integration of point-of-purchase marketing services and traditional and digital design services, HMG provides its clients with insights, solutions and opportunities that create results wherever purchase decisions are made. For more information, please visit the Company's Web site at http://www.hmgworldwide.com.

This press release contains forward-looking statements, which are made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for forward-looking statements. Words such as "will" or "should" and similar expressions reflecting something other than historical fact are intended to identify such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors. Certain information included in this Press Release (as well as information in oral statements or other written statements made or to be made by the company or its officers or other representatives) contain statements that are forward-looking, such as statements relating to the future anticipated direction of the company and its industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources,


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anticipated sales growth, and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, change in Federal or state laws and market competition factors. The company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
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Contact:

     HMG Worldwide Corporation, New York
     Randy Riley, 212/714-6414
     rriley@hmgww.com
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